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                                                                  EXHIBIT 10.10


THIS GUARANTEE is made the 1 day of November 1997 BETWEEN (1) WILLIAM GEORGE FLEMMING of The Old Rectory Holme Cambridgeshire and DOUGLASS SIMPSON care of Reaads Medical Products Inc. 20161 Tejon Street Westminster Colorado 80234 USA ("the Guarantors") and (2) GEOFFREY VERNON CALLEN of 24 Dry Leys Orton Longueville Peterborough Cambridgeshire and AMIR GULAMHUSSEIN PIRMORAMED of 14 Regency Way Longthorpe Peterborough aforesaid ("the Landlord").

NOW THIS DEED WITNESSES as follows:

1. RECITALS

        1.1     THE LEASE

                By an Underlease ("the Underlease") dated the 26th day of September 1995 and made between (1) the said GEOFFERRY VERNON CALLEN and AMIR GULAMHUSSEIN PIRMOHAMED ("The Landlord") (2) DAVID SIMON COHEN and SANDRA VIVIENNE COHEN ("the Original Tenant") the premises known as 75 Broadway Peterborough ("the Premises") were demised for a term of 6 years commencing on and including 25th September 1995 ("the Term") subject to the rent reserved by the Underlease and observance and performance of the tenant's Covenants and the conditions contained in it.

        1.2     DEVOLUTION OF TITLE

                The reversion immediately expectant on the determination of the Term remains vested in the Landlord and the unexpired residue of the term is now vested in Reaads Bio-Medical Products (UK) Limited ("the Tenant").

        1.3     AGREEMENT TO ENTER INTO GUARANTEE

                The Guarantors have agreed with the Landlord to enter into this deed of guarantee as a condition of the Landlord's consent to the assignment of the Underlease to the Tenant

2. INTERPRETATION

   In this Deed:

        2.1 the "Landlord" includes the person in whom the reversion immediately expectant on the determination of the term is for the time being vested

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        2.2     the Original Tenant includes the successors in title of the
                Original Tenant

        2.3 the Underlease includes all or any Deeds and documents supplemental to the Underlease whether or not expressed to be so

        2.4 except in clause 3.2.3 the term includes any continuation or extension of the Term and any holding over whether by statute at common law or otherwise

        2.5     the Covenant Commencement date means the date of this Deed

        2.6 if any party comprises more than one person, the obligations of that party are to be the joint and several obligations of those persons

        2.7 any reference to a clause without further designation is to be construed as a reference to the clause of this Deed so numbered and

        2.8 words importing one gender import any other gender and words importing the singular import the plural and vice versa.

3.      THE GUARANTORS COVENANTS

        3.1     NATURE AND DURATION

                The Guarantors covenants with the Landlord are each given as sole or principal debtor or covenanted with the Landlord for the time being and with all his successors in title without the need for any express assignment, so that the Guarantors obligations to the Landlord will last from the Covenant Commencement Date while the Tenant is bound by the Tenant covenants under the Underlease

        3.2     THE COVENANTS

                The Guarantors jointly and severely covenant with the Landlord to observe and perform the requirements of this Clause 3.2

                3.2.1   PAYMENT AND PERFORMANCE

                        The Tenant must punctually pay the rents reserved by the Underlease and observe and perform the covenants and other terms of it, and if at any time during the (residue of the) term the Tenant defaults in paying the rents or in observing or performing any of the covenants or other terms of Underlease then the Guarantor must pay the rents and observe or perform the covenants or terms in respect of which the Tenant is in default and make good to the Landlord on demand, and indemnify the


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                        Landlord against, all liability, damage or loss, awards
                        of damages or compensation, penalties, costs, disbursements and expenses resulting from such non-payment, nonperformance or non-observance notwithstanding

                        3.2.1.1 any time or indulgence granted by the Landlord
                                to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of the Underlease or any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord is entitled, or will after service of a notice under the Law of Property Act 1925 section 146 be entitled, to re-enter the Premises

                        3.2.1.2 that the terms of the Underlease may have been
                                varied by agreement between the Landlord and the Tenant (provided that no variation is to bind the Guarantors to the extent that it is materially prejudicial to him)

                        3.2.1.3 that the Tenant has surrendered part of the
                                Premises, in which event the liability of the Guarantors under the Underlease is to continue in respect of the part of the Premises not surrendered after making any necessary apportionments under the Law of Property Act 1925 section 140, and

                        3.2.1.4 anything else by which, but for this clause
                                3.2.1, the Guarantors would be released.

                3.2.2   NEW UNDERLEASE FOLLOWING DISCLAIMER

                        If any trustee in bankruptcy or liquidator of the Tenant disclaims the Underlease, the Guarantors must, if required by notice served by the Landlord within 60 days of the Landlord's becoming aware of the disclaimer, take from the Landlord forthwith a Underlease of the Premises for the residue of the Term as at the date of the disclaimer, at the rent then payable under the Underlease and subject to the same covenants and terms as in the Underlease

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                        except that the Guarantors need not ensure that any
                        other person is made a party to that Underlease as Guarantors-the new Underlease to commence on the date of the disclaimer. The Guarantors must pay the costs of the new Underlease and execute and deliver to the Landlord a counterpart of it.

                3.2.3   PAYMENTS FOLLOWING DISCLAIMER

                        If the Underlease is disclaimed and the Landlord does not require the Guarantors to accept a new Underlease of the premises in accordance with clause 3.2.2, the Guarantors must pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Premises and the rents reserved by the Underlease for the period commencing with the date of the disclaimer and ending on whichever is the earlier of the date 6 months after the disclaimer, the date, if any, on which the Premises are relet, and the end of the Term.

4.      THE GUARANTORS FURTHER COVENANT

        The Guarantors further covenant with the Landlord to pay to the Landlord on demand, and indemnify the Landlord against, all costs, charges, fees, disbursements and expenses, including those of professional advisers and agents and including in each case VAT, incurred by the Landlord in connection with this deed of guarantee

5.      LANDLORD'S COVENANTS

        The Landlord covenants with the Guarantors to serve on the Guarantors a notice in the form prescribed by section 27 of the Landlord and Tenant (Covenants) Act 1995 for service for the purposes of section 17 of that Act for recovery of a fixed charge, varied as the circumstances require, before taking any steps to recover from the Guarantors any sum agreed by or awarded against the Tenants a result of any breach of covenant by the Tenant, and agrees that service of such a notice within 6 months of the agreement or award is to be a condition precedent to the Guarantors' liability for such sums.

IN WITNESS whereof the parties hereto have hereunto set their hands and seals the day and year first before written.

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Signed as a Deed by the said
WILLIAM GEORGE FLEMMING
in the presence of


Signed as a Deed by the said
DOUGLASS SIMPSON
in the presence of


Signed as a Deed by the said
GEOFFREY VERNON CALLEN
in the presence of


Signed as a Deed by the said
AMIR GULAMHUSSEIN PIRMOHAMED
in the presence of




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